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                                                                  EXHIBIT 4.7.2


                         SECOND AMENDMENT TO INDENTURE
                        AND FIRST SUPPLEMENTAL INDENTURE


         This Second Amendment to Indenture and First Supplemental Indenture (this "Agreement") is entered into as of December 30, 1998, by and among (i) FelCor Lodging Limited Partnership, formerly FelCor Suites Limited Partnership, a Delaware limited partnership ("FelCor LP"), (ii) FelCor Lodging Trust Incorporated, formerly FelCor Suite Hotels, Inc., a Maryland corporation ("FelCor"), (iii) FelCor/CSS Hotels, L.L.C., a Delaware limited liability company, FelCor/LAX Hotels, L.L.C., a Delaware limited liability company, FelCor/CSS Holdings, L.P., a Delaware limited partnership, FelCor/St. Paul Holdings, L.P., a Delaware limited partnership, FelCor/LAX Holdings, L.P., a Delaware limited partnership, and FelCor Eight Hotels, L.L.C., a Delaware limited liability company, (collectively, "Subsidiary Guarantors"), (iv) FelCor Hotel Asset Company, L.L.C., a Delaware limited liability company ("FHAC"), FelCor Nevada Holdings, L.L.C., a Nevada limited liability company, FHAC Nevada Holdings, L.L.C., a Nevada limited liability company, and FHAC Texas Holdings, L.P., a Texas limited partnership, (collectively, the "New Guarantors"), and
(iv) SunTrust Bank, Atlanta, as Trustee ("Trustee").

         WHEREAS, FelCor LP, as Issuer, FelCor and the Subsidiary Guarantors, as Guarantors, and Trustee, as Trustee, entered into that certain Indenture dated as of October 1, 1997, as previously amended by that certain First Amendment to Indenture dated as of February 5, 1998 (collectively, the "Indenture"); and

         WHEREAS, the parties to the Indenture desire to amend certain terms in the Indenture as provided herein in accordance with Section 9.01 of the Indenture; and

         WHEREAS, pursuant to Section 4.07 of the Indenture, the New Guarantors are required to execute and deliver a supplemental indenture to the Indenture providing for a Subsidiary Guaranty (as defined in the Indenture) by such New Guarantor;

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Section 9.01(2) of the Indenture is hereby amended to read in its entirety as follows:

         (2) to comply with Section 4.07 or Article Five;

         2. Each of the New Guarantors hereby executes this Agreement as a supplemental indenture to the Indenture for the purpose of providing a guarantee of the Notes and of certain of FelCor LP's obligations under the Indenture as set forth therein and agrees to assume and be subject to all of the terms, conditions, waivers and covenants applicable to a Subsidiary Guarantor under the Indenture, including without limitation, those set forth in
Article 11 thereof. Upon its execution hereof, each of the New Guarantors hereby acknowledges that it shall be a Subsidiary Guarantor for all purposes as defined and as set



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forth in the Indenture, effective as of July 28, 1998 in the case of FHAC, and effective as of the date hereof in the case of the remaining New Guarantors. Further, each New Guarantor hereby waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity, or subrogation or any other rights against FelCor LP, FelCor or any other Restricted Subsidiary as a result of any payment by such New Guarantor under its Subsidiary Guaranty.

         3. The parties hereto hereby confirm and acknowledge that the Indenture shall continue in full force and effect according to its original terms, except as expressly as amended and supplemented hereby.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                             FELCOR LODGING LIMITED PARTNERSHIP
                             (formerly FelCor Suites Limited
                             Partnership), a Delaware limited
                             partnership

                             By: FelCor Lodging Trust Incorporated, a Maryland
                                 corporation, its general partner


                                 By: /s/ LAWRENCE D. ROBINSON
                                    -------------------------------------------
                                    Lawrence D. Robinson,
                                    Senior Vice President


                             FELCOR LODGING TRUST INCORPORATED
                             (formerly FelCor Suite Hotels, Inc.),
                             a Maryland corporation


                             By: /s/ LAWRENCE D. ROBINSON
                                -------------------------------------------
                                Lawrence D. Robinson, Senior Vice President


                             FELCOR/CSS HOTELS, L.L.C.,
                             a Delaware limited liability company


                             By: /s/ LAWRENCE D. ROBINSON
                                -------------------------------------------
                                Lawrence D. Robinson, Senior Vice President





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                                  FELCOR/LAX HOTELS, L.L.C.,
                                  a Delaware limited liability company


                                  By: /s/ LAWRENCE D. ROBINSON
                                     -------------------------------------------
                                     Lawrence D. Robinson, Senior Vice President


                                  FELCOR/CSS HOLDINGS, L.P.,
                                  a Delaware limited partnership

                                  By:  FelCor/CSS Hotels, L.L.C., a Delaware
                                       limited liability company, its general
                                       partner


                                       By:  /s/ LAWRENCE D. ROBINSON
                                           ------------------------------------
                                           Lawrence D. Robinson,
                                           Senior Vice President


                                  FELCOR/ST. PAUL HOLDINGS, L.P.,
                                  a Delaware limited partnership

                                  By:  FelCor/CSS Hotels, L.L.C.,
                                       a Delaware limited liability company,
                                       its general partner


                                       By:  /s/ LAWRENCE D. ROBINSON
                                          -------------------------------------
                                          Lawrence D. Robinson,
                                          Senior Vice President


                                  FELCOR/LAX HOLDINGS, L.P.
                                  a Delaware limited partnership

                                  By:  FelCor/LAX Hotels, L.L.C.,
                                       a Delaware limited liability company,
                                       its general partner


                                       By:  /s/ LAWRENCE D. ROBINSON
                                          -------------------------------------
                                          Lawrence D. Robinson,
                                          Senior Vice President




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                             FELCOR EIGHT HOTELS, L.L.C.,
                             a Delaware limited liability company


                             By:  /s/  LAWRENCE D. ROBINSON
                                -----------------------------------------------
                                Lawrence D. Robinson, Senior Vice President


                             FELCOR HOTEL ASSET COMPANY, L.L.C.,
                             a Delaware limited liability company


                             By:  /s/  LAWRENCE D. ROBINSON
                                -----------------------------------------------
                                Lawrence D. Robinson, Senior Vice President

                             FELCOR NEVADA HOLDINGS, L.L.C.,
                             a Nevada limited liability company

                             By:  /s/  LAWRENCE D. ROBINSON
                                -----------------------------------------------
                                Lawrence D. Robinson, Senior Vice President



                             FHAC NEVADA HOLDINGS, L.L.C.,
                             a Nevada limited liability company

                             By:  /s/  LAWRENCE D. ROBINSON
                                -----------------------------------------------
                                Lawrence D. Robinson, Senior Vice President


                             FHAC TEXAS HOLDINGS, L.P.,
                             a Texas limited partnership

                             By:  FelCor Hotel Asset Company, L.L.C.,
                                  a Delaware limited liability company,
                                  its general partner


                                  By:  /s/  LAWRENCE D. ROBINSON
                                     ------------------------------------------
                                     Lawrence D. Robinson, Senior Vice President




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                             SUNTRUST BANK, ATLANTA, as Trustee

                             By:
                                -----------------------------------------
                             Name:
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                             Title:
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                             By:
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                             Name:
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                             Title:
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